UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 1, 2010

LKQ CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-50404	36-4215970
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

120 North LaSalle Street, Suite 3300 Chicago, IL	60602
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (312) 621-1950

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

Effective as of November 1, 2010, the Board of Directors of LKQ Corporation (the “Company”) amended Article II, Section 2 and Article III, Section 1 of the Company’s bylaws to require that any stockholder (and the beneficial owner, if any) that desires to nominate any person for election to the Company’s Board of Directors or desires to bring a matter for consideration at the Company’s Annual Meeting of Stockholders must disclose, in addition to the information previously required, any derivative transactions involving the Company’s securities in which such persons engaged during the 12 months preceding the notice of the proposal.

This summary does not purport to be complete and is subject to and qualified in its entirety by reference to the Amended and Restated Bylaws of LKQ Corporation, which are filed as Exhibit 3.1 to this report on Form 8-K and incorporated herein by reference.

Item 8.01.	OTHER EVENTS

On November 2, 2010, the Company issued a press release regarding the consummation of several acquisitions by the Company. A copy of the Company’s press release is filed as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

Item 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit Number	Description of Exhibit

3.1	Amended and Restated Bylaws of LKQ Corporation.

99.1	LKQ Corporation Press Release dated November 2, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LKQ Corporation

Date: November 3, 2010	By:	/S/ VICTOR M. CASINI
Victor M. Casini
Senior Vice President and General Counsel

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